Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of ECMOHO Limited of our report dated June 12, 2020 relating to the financial statements, which appears in ECMOHO Limited’s Annual Report on Form 20-F for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

June 21, 2021